UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant
Filed by a Party other than the Registrant

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   Preliminary Proxy Statement

   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   Definitive Proxy Statement

   Definitive Additional Materials

   Soliciting Material Pursuant to Rule 14a-12

PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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April 15, 2004

Dear Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held on Tuesday, May 25, 2004 at 10:00AM local time at the Landmark at Eastview, Westchester Room, 777 Old Saw Mill River Road, Tarrytown, New York.

At this meeting, you will be asked to consider and vote upon the election of directors of the Company and the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and cordially invites you to attend the meeting in person. It is important that your shares be represented. Whether or not you decide to attend the meeting, we ask that you, at your earliest convenience, complete, sign, date and mail the enclosed proxy in the envelope provided or transmit your voting instructions by telephone or the Internet as described on the accompanying form of proxy.

Thank you for your cooperation.

Very truly yours,

PAUL J. MADDON, M.D., PH.D.
Chairman of the Board of Directors

777 Old Saw Mill River Road Tarrytown, New York 10591 914-789-2800 www.progenics.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2004

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF PROGENICS PHARMACEUTICALS, INC. (THE “COMPANY”), A DELAWARE CORPORATION, WILL BE HELD AT THE LANDMARK AT EASTVIEW, WESTCHESTER ROOM, 777 OLD SAW MILL RIVER ROAD, TARRYTOWN, NEW YORK, ON TUESDAY, MAY 25, 2004 AT 10:00AM LOCAL TIME, FOR THE PURPOSES OF CONSIDERING AND VOTING UPON THE FOLLOWING MATTERS, EACH AS MORE FULLY DESCRIBED IN THE ATTACHED PROXY STATEMENT:

1.  The election of directors of the Company to serve until the 2005 Annual Meeting of Stockholders.

2.  The ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004.

3.  The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only those stockholders of record at the close of business on April 9, 2004 will be entitled to receive notice of, and vote at, said meeting. A list of stockholders entitled to vote at the meeting is open to examination by any stockholder at the principal offices of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

All stockholders are cordially invited to attend the meeting in person. In any event, please mark your votes, then date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. You may also transmit your proxy by use of any touch-tone telephone or electronically via a secure Internet web site, as described on the accompanying form of proxy. Please note that in order to record your vote, you must either return the accompanying form of proxy or transmit your voting instructions telephonically or via the Internet. The proxy is revocable by you at any time prior to its exercise, regardless of the manner used to transmit your voting instructions. The prompt communication of your voting instructions via any of the designated methods will be of assistance in preparing for the meeting, and your cooperation in this respect will be appreciated.

By order of the Board of Directors

PHILIP K. YACHMETZ
Vice President, General Counsel and Secretary

Tarrytown, New York
April 15, 2004

777 Old Saw Mill River Road Tarrytown, New York 10591 914-789-2800 www.progenics.com

PROGENICS PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

PROXY STATEMENT

This Proxy Statement is furnished to holders of Common Stock, par value $.0013 per share (“Common Stock”), of Progenics Pharmaceuticals, Inc. (the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders to be held at the Landmark at Eastview, Westchester Room, 777 Old Saw Mill River Road, Tarrytown, New York on Tuesday, May 25, 2004, at 10:00AM local time, and at any and all adjournments thereof. Stockholders may revoke the authority granted by their proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or by submitting a new, proper proxy by telephone, the Internet or paper ballot after the date of the proxy or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company. The Company may also enlist the aid of brokerage houses or the Company’s transfer agent in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about April 15, 2004.

Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR the election of the eight director nominees named herein and FOR ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004.

If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. A majority of the votes cast (excluding abstentions and broker non-votes) will be required for the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.

VOTING

Only stockholders of record at the close of business on April 9, 2004 will be entitled to vote at the meeting or any and all adjournments thereof. As of April 9, 2004, the Company had outstanding 16,817,774 shares of Common Stock, the Company’s only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. A majority of all shares of Common Stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

PROPOSAL I: ELECTION OF DIRECTORS

At the meeting, eight directors (constituting the entire Board of Directors) are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The proxies given pursuant to this solicitation will be voted in favor of the eight nominees listed below unless authority is withheld. Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy. The Board of Directors has no reason to believe that any nominee will be unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of those shares voted at the meeting with respect to the election of directors.

Information Concerning Director Nominees

The persons nominated as directors of the Company (all of whom are currently directors of the Company), their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

Name	Age	Year First Elected Director	Position with the Company

Paul J. Maddon, M.D., Ph.D.	44	1986	Chairman of the Board of Directors, Chief Executive Officer and Chief Science Officer

Ronald J. Prentki	46	1998	Director and President

Charles A. Baker (1)(2)(3)	71	1994	Director

Kurt W. Briner (2)(3)	59	1998	Director

Mark F. Dalton (1)(3)	53	1990	Director

Stephen P. Goff, Ph.D. (3)	52	1993	Director

Paul F. Jacobson (1)(2)(3)	49	1990	Director

David A. Scheinberg, M.D., Ph.D.	48	1996	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

Paul J. Maddon, M.D., Ph.D. is the founder of the Company and has served, since its inception, in various capacities, including as the Company’s Chairman of the Board of Directors, President, Chief Executive Officer and Chief Science Officer. From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel. Dr. Maddon serves on several scientific review committees of the National Institutes of Health and is a member of the editorial board of AIDS Research and Human Retroviruses. Dr. Maddon also serves on the board of directors of Epixis, SA, a French biotechnology company. He received a B.A. in biochemistry and mathematics and an M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University. Dr. Maddon has been an Adjunct Assistant Professor of Medicine at Columbia University since 1989.

Ronald J. Prentki has been President of the Company since July 1998 and became a director in September 1998. Prior thereto, he was Vice President of Business Development and Strategic Planning at Hoffmann-La Roche Inc. from 1996 to 1998. Mr. Prentki spent from 1990 to 1996 at Sterling Winthrop (subsequently acquired by Sanofi Pharmaceuticals), most recently serving as Vice President of Business Development. From 1985 to 1990, Mr. Prentki was with Bristol-Myers Squibb International Division, initially supporting the marketing of that company’s oncology products and later as Director of Cardiovascular Products. Mr. Prentki received a B.S. in Microbiology and Public Health from Michigan State University and an M.B.A. from the University of Detroit.

Charles A. Baker is a business advisor to biotechnology companies. He is the former Chairman, President and Chief Executive Officer of The Liposome Company, Inc., a biotechnology company located in Princeton, New Jersey, a position he held from 1989 until his retirement in 2000. Mr. Baker is currently a director of Regeneron Pharmaceuticals, Inc., a biotechnology company, and Alcide Corporation, an animal health and food safety company. Mr. Baker has 41 years of pharmaceutical industry experience and has held senior management positions at Pfizer, Abbott Laboratories and Squibb Corporation. Mr. Baker received a B.A. from Swarthmore College and a J.D. from Columbia University.

Kurt W. Briner is the retired President and Chief Executive Officer of Sanofi Pharma S.A. in Paris, France, a position he held from 1988 until his retirement in 2000, and he has nearly 31 years’ experience in the pharmaceutical industry. Mr. Briner is currently also a director of Novo Nordisk Danmark and Altana Pharma,

AG, each a European-based pharmaceutical company. He attended Humanistisches Gymnasium in Basel and Ecole de Commerce in Basel and Lausanne.

Mark F. Dalton has been the President and a director of Tudor Investment Corporation, an investment advisory company, and its affiliates since 1988. From 1979 to 1988, he served in various senior management positions at Kidder, Peabody & Co. Incorporated, including Chief Financial Officer. Mr. Dalton is currently a director or advisory board member of several private companies. Mr. Dalton received a B.A. from Denison University and a J.D. from Vanderbilt University Law School.

Stephen P. Goff, Ph.D. has been a member of the Company’s Virology Scientific Advisory Board since 1988 and has been its Chairman since April 1991. Dr. Goff has been the Higgins Professor in the Departments of Biochemistry and Microbiology at Columbia University since June 1990. He received an A.B. in biophysics from Amherst College and a Ph.D. in biochemistry from Stanford University. Dr. Goff performed post-doctoral research at the Massachusetts Institute of Technology in the laboratory of Dr. David Baltimore.

Paul F. Jacobson has been the Chief Executive Officer of Diversified Natural Products Co., a privately held industrial biotechnology company, since 2003. Mr. Jacobson has also been a general partner of Starting Point Venture Partners, a private investment fund, since 1999. Previously, Mr. Jacobson was Managing Director of fixed income securities at Deutsche Bank from January 1996 to November 1997. He was President of Jacobson Capital Partners from 1993 to 1996. From 1986 to 1993, Mr. Jacobson was a partner at Goldman, Sachs & Co. where he was responsible for government securities trading activities. Mr. Jacobson received a B.A. from Vanderbilt University and an M.B.A. from Washington University.

David A. Scheinberg, M.D., Ph.D. has been a member of the Company’s Cancer Scientific Advisory Board since 1994. Dr. Scheinberg has been associated with Sloan-Kettering since 1986, where he is the Vincent Astor Chair and Member, Leukemia Service; Chairman, Molecular Pharmacology and Chemistry Program; Chairman, Experimental Therapeutics Center; Member, Clinical Immunology Service; and Head, Laboratory of Hematopoietic Cancer Immunochemistry. He also holds the position of Professor of Medicine and Pharmacology, Weill- Cornell Medical College. He received a B.A. from Cornell University and an M.D. and a Ph.D. in pharmacology and experimental therapeutics from The Johns Hopkins University School of Medicine.

The Company’s Director Nominations Process

In March 2004, the Company’s Board of Directors adopted a Charter for the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) that includes a Director Nominations Policy (the “Nominations Policy”). The purpose of the Nominations Policy is to describe the criteria for Board member candidates and the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees (the “Candidates”) are selected. The Nominations Policy is administered by the Nominating Committee. You may find the Nominating Committee’s Charter on the Company’s website at:
http://www.progenics.com/investors/corpgovern.html.

Minimum Criteria for Board Members

Each Candidate must possess at least the following specific minimum qualifications:

•	Each Candidate shall be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•
Each Candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

•
No Candidate, or family member (as defined in NASD rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any company that is, in the judgment of the Board, a present or likely future competitor of the Company.

•
Each Candidate shall be prepared to participate fully in Board activities, including, if eligible, active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and any committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so.

Desirable Qualities and Skills

In addition, the Nominating Committee also considers it desirable that Candidates possess the following qualities or skills:

•
Each Candidate should contribute to the Board’s overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics.

•	Each Candidate should contribute positively to the collaborative culture among Board members.

•
Each Candidate should possess professional and personal experiences and expertise relevant to the Company’s goal of being a leading biopharmaceutical company. At this stage of the Company’s development, relevant experiences might include, among other things, large biotechnology or pharmaceutical company CEO or senior management experience, senior-level management experience in medical research or clinical development activities in the fields of oncology, virology, immunology or molecular biology within a public company or large university setting, and relevant senior-level expertise in one or more of the following areas — finance, accounting, sales and marketing, organizational development and public relations.

Internal Process for Identifying Candidates

The Nominating Committee has two primary methods for identifying Candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Nominating Committee may solicit suggestions for possible Candidates from a number of sources, which may include members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research.

Second, the Nominating Committee may use its authority under its Charter to retain at the Company’s expense one or more search firms to identify Candidates (and to approve such firms’ fees and other retention terms). If the Nominating Committee retains a search firm, it may be asked to identify possible Candidates who meet the minimum and desired qualifications expressed in the Nominations Policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Nominating Committee and each Candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the Nominating Committee.

The Nominating Committee will also consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Nomination of Directors by Stockholders.”

Nomination of Directors by Stockholders

Any stockholder of the Company may recommend one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the procedures and requirements set forth below.

In order for the recommendation of a director nominee to be timely, a stockholder’s notice to the Company’s Vice President, General Counsel & Secretary must be delivered to the Company’s principal executive offices not less than 120 days prior to the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. In the event that the Company sets an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Any Candidate proposed by a stockholder must be independent of the stockholder providing the nomination in all respects as determined by the Nominating Committee or by applicable law. Any Candidate submitted by a stockholder must also meet the definition of an “independent director” under NASD rules and must meet the “Minimum Criteria for Board Members” set forth above.

Evaluation of Candidates

The Nominating Committee will consider all Candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

If, based on the Nominating Committee’s initial evaluation, a Candidate continues to be of interest to the Nominating Committee, the Chairman of the Nominating Committee will interview the Candidate and communicate the Chairman’s evaluation to the other Nominating Committee members, the Chairman of the Board, and, if the Chairman and CEO are not the same person, the CEO. Later reviews will be conducted by other members of the Nominating Committee and senior management. Ultimately, background and reference checks will be conducted and the Nominating Committee will meet to finalize its list of recommended Candidates for the Board’s consideration.

Timing of the Identification and Evaluation Process

The Company’s fiscal year ends each year on December 31. The Nominating Committee expects generally to meet one or more times prior to March 31 of each year to consider, among other things, Candidates to be recommended to the Board for inclusion in the Company’s recommended slate of director nominees for the next annual meeting and the Company’s proxy statement. The Board usually meets each March and at that meeting will vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in May.

All Candidates (whether identified internally or by a nomination received from a stockholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Future Revisions to the Nominations Policy

The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The Nominating Committee intends to review the Nominations Policy at least annually and anticipates that modifications may be necessary or desirable from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating Committee may amend the Nominations Policy at any time, in which case the most current version will be available on the Company’s web site at: http://www.progenics.com/investors/corpgovern.html.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”):

Mark F. Dalton
Paul F. Jacobson
Charles A. Baker
Kurt W. Briner
Stephen P. Goff, Ph.D.

In this proxy statement these five directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

The Board of Directors has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service. The Board of Directors has further determined that Paul F. Jacobson, the Chairman of the Audit Committee of the Board of Directors, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. As stated above, Mr. Jacobson is an Independent Director.

With the assistance of the General Counsel of the Company, the Nominating Committee reviewed the applicable legal standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the Independent Directors. On the basis of this review, the Nominating Committee delivered a report to the full Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Nominating Committee’s report and each member’s review of the information made available to the Nominating Committee.

Presiding Director

Each March, commencing March 2004, the Independent Directors select from their group an Independent Director to preside at all meetings of the Independent Directors. Mr. Baker currently serves as presiding director. The Independent Directors meet in executive session at each Board meeting.

Stockholder Communications with the Board; Board Attendance at the Annual Meeting of Stockholders

Stockholders may communicate with the Board of Directors by writing to the Board of Directors c/o the Corporate Secretary at the Company’s corporate headquarters.

It is the Company’s policy that the members of the Board of Directors attend annual meetings of the Company’s stockholders. All of the members of the Company’s Board attended the 2003 Annual Meeting of Stockholders.

Code of Business Ethics and Conduct

The Company has a Code of Business Ethics and Conduct which is applicable to all directors, employees and consultants of the Company. The Code meets the criteria for a “code of ethics” under the SEC rules and “code of conduct” under the rules of the NASD. The Code is available on the Company’s website at:
http://www.progenics.com/investors/corpgovern.html.

Board and Committee Meetings

During 2003, the Board of Directors had four standing committees: the Compensation Committee (the “Compensation Committee”), the Audit Committee, the Executive Committee and the Nominating Committee. The Board of Directors held five meetings, the Compensation Committee held five meetings, the Audit Committee held six meetings, the Executive Committee held two meetings and the Nominating Committee (established in July 2003) held one meeting. It is the policy of the Board of Directors to hold an executive session of Independent Directors at each Board meeting. During 2003, each director attended 75% or more of the meetings of the Board of Directors and, except for Mr. Briner, Board committees on which he served. Mr. Briner attended two Audit Committee meetings in 2003.

The Audit Committee reviews the annual financial statements of the Company prior to their submission to the Board of Directors, consults with the Company’s independent auditors and examines and considers such other matters in relation to the audit of the Company’s financial statements and in relation to the financial affairs of the Company, including the selection and retention of independent auditors.

The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for the Company’s executive officers and other senior employees, administers the Company’s stock option plans and otherwise seeks to ensure that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

The Nominating Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its stockholders on an ongoing basis. Among its specific duties, the Nominating Committee makes recommendations to the Board of Directors about the Company’s corporate governance processes, assists in identifying and recruiting candidates for the Board, administers the Nominations Policy, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, annually recommends to the other Independent Directors for their selection the Independent Director who will preside at all meetings of the Independent Directors for the following year, periodically reviews the type and amount of Board compensation for Independent Directors and makes recommendations to the full Board regarding such compensation. The Nominating Committee also annually reports findings of fact to the Board of Directors that permit the Board to make affirmative determinations regarding each Board and committee member with respect to independence and expertise criteria established by NASD and SEC rules and applicable law. It is the Company’s current policy that all Independent Directors serve on the Nominating Committee.

The Executive Committee is intended to assist the Board with Company oversight and governance and in providing a means for Company’s management to obtain Board-level guidance and decision making between full Board meetings.

The reports of the Compensation Committee, the Audit Committee and the Nominating Committee are set forth below.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

During 2003, the Compensation Committee of the Company’s board of directors (the “Compensation Committee”) consisted of three non-employee directors: Mark F. Dalton, as Chairman, Charles A. Baker and Paul F. Jacobson. Each of the members of the Compensation Committee has been affirmatively determined by the Board of Directors to be an “independent director” as defined in NASD Rule 4200(a)(15). The Compensation Committee operates under a written Charter adopted by the Compensation Committee and approved by the Board of Directors as a whole.

The Compensation Committee’s policies applicable to the compensation of the Company’s executive officers are based on the principle that total compensation should be set to attract and retain those executives critical to the overall success of the Company and should reward executives for their contributions to the enhancement of stockholder value.

The key elements of the executive compensation package are base salary, employee benefits applicable to all employees, an annual discretionary bonus and long-term incentive compensation in the form of stock options. In general, the Compensation Committee has adopted the policy that compensation for executive officers should be competitive with that paid by leading biotechnology companies for corresponding senior executives. The Compensation Committee also believes that it is important to have stock options constitute a substantial portion of executive compensation in order to align the interests of executives with those of the stockholders.

In determining the compensation for each executive officer, the Compensation Committee generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at comparable companies, (ii) the input of other directors regarding individual performance of each executive officer and (iii) qualitative measures of Company performance such as progress in the development of the Company’s products, the engagement of corporate partners for the commercial development and marketing of products and the success of the Company in raising the funds necessary to conduct research and development. The Compensation Committee’s consideration of such factors is subjective and informal. In 2003, the Compensation Committee also employed an outside consulting firm to evaluate the compensation of executive officers in comparison with similar officers at peer companies.

The compensation of Dr. Paul J. Maddon, the Chief Executive Officer of the Company, for 2003 consisted of the $499,859 in annual salary and $200,000 in a year-end discretionary bonus, $25,000 of which is subject to vesting. As of December 31, 2003, the Company and Dr. Maddon entered into a new employment agreement, pursuant to which Dr. Maddon will continue to serve as, among other positions, the Chief Executive Officer of the Company. The Compensation Committee determined that, in order provide performance incentives for the Chief Executive Officer, vesting of a portion of Dr. Maddon’s 2003 year-end discretionary bonus and certain grants of stock options are subject to achievement of certain clinical, financial and operational milestones. In determining the terms of Dr. Maddon’s employment agreement, including Dr. Maddon’s compensation thereunder, the Compensation Committee was mindful of the importance of Dr. Maddon’s leadership and contributions to the Company’s progress in its programs in HIV therapeutics, symptom management and supportive care therapeutics and cancer therapeutics, the Company’s achievements and progress in the past and the prospect that Dr. Maddon will continue to make significant contributions to the Company’s performance in the future.

By the Compensation Committee of the Board of Directors

Mark F. Dalton, Chairman
Charles A. Baker
Paul F. Jacobson

Report of the Audit Committee of the Board of Directors

During 2003, the Audit Committee of the Company’s board of directors (the “Audit Committee”) consisted of three non-employee directors: Paul F. Jacobson, as Chairman, Kurt W. Briner and Charles A. Baker. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that Audit Committee members satisfy the criteria for Audit Committee membership as stated in the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission thereunder. The Audit Committee operates under a written Charter adopted by the Audit Committee and approved by the Board of Directors as a whole.

As set forth in its charter, the Audit Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee’s primary function is to assist the Board in monitoring and overseeing the integrity of the Company’s financial statements, systems of internal control and the audit process. Additionally, the Audit Committee selects, subject to stockholder ratification, the Company’s independent auditors. In this context the Audit Committee has met and has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2003. The Audit Committee has also discussed with the independent auditors each of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Committee has discussed with the independent auditors their independence. When considering the auditors’ independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services in 2003. Information about the independent auditors’ fees for 2003 is listed below in this proxy statement under “Fees Billed for Services Rendered by Independent Auditors.” Based on these discussions and considerations, the Audit Committee is satisfied as to the independent auditors’ independence.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the independent auditors are in fact “independent.”

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee has also determined, subject to stockholder approval, to retain PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

By the Audit Committee of the Board of Directors

Paul F. Jacobson, Chairman
Kurt W. Briner
Charles A. Baker

Report of the Nominating and Corporate Governance Committee of the Board of Directors

During 2003, the Nominating and Corporate Governance Committee of the Company’s board of directors (the “Nominating Committee”) consisted of four non-employee directors: Mark F. Dalton, as Chairman, Paul F. Jacobson, Charles A. Baker and Kurt W. Briner. Each of the members of the Nominating Committee has been affirmatively determined by the Board of Directors to be an “independent director” as defined in NASD Rule 4200(a)(15). The Nominating Committee operates under a written Charter adopted by the Nominating Committee and approved by the Board of Directors as a whole.

The Nominating Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its stockholders on an ongoing basis. Among its specific duties, the Nominating Committee makes recommendations to the Board of Directors about the Company’s corporate governance processes, assists in identifying and recruiting candidates for the Board, administers the Nominations Policy, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, annually recommends to the other Independent Directors for their selection the Independent Director who will preside at all meetings of the Independent Directors for the following year, periodically reviews the type and amount of Board compensation for Independent Directors and makes recommendations to the full Board regarding such compensation. The Nominating Committee also annually reports findings of fact to the Board of Directors that permit the Board to make affirmative determinations regarding each Board and committee member with respect to independence and expertise criteria established by NASD and SEC rules and applicable law.

By the Nominating and Corporate Governance Committee

Mark F. Dalton, Chairman
Charles A. Baker
Kurt W. Briner
Stephen P. Goff, Ph.D.
Paul F. Jacobson

Compensation of Directors

Directors who are not employees of the Company are paid $2,000 for each meeting of the Board of Directors attended in person, $1,000 for each in person meeting attended by telephone and $500 for participation in each telephonic meeting. For committee meetings held other than in conjunction with a meeting of the whole Board, non-employee directors are paid $1,000 for attendance in person and $500 for telephonic participation. For committee meetings held on the day after a meeting of the whole Board, non-employee directors are paid $500 for participation; for committee meetings held on the same day, no additional compensation is paid. In addition, non-employee directors are granted each July 1 an option to purchase 10,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value as of the date of grant.

All of the directors are reimbursed for their expenses in connection with their attendance at Board and committee meetings. In addition, Dr. Goff and Dr. Scheinberg receive compensation in the form of cash or cash and stock options, respectively, for service on the Company’s Virology Scientific Advisory Board and Cancer

Scientific Advisory Board, respectively. In 2003, Dr. Goff received $30,000 for such service. Dr. Scheinberg received $28,000 and 5,000 stock options, granted in quarterly increments of 1,250 shares per quarter with a strike price equal to fifty percent (50%) of the average closing price for the thirty trading days preceding the grant, for his service on the Company’s Scientific Advisory Board. For the fiscal year ended December 31, 2003, the Company had a compensation expense of $50,011 with respect to the options granted to Dr. Scheinberg for his service on the Company’s Scientific Advisory Board.

Voting

Those nominees receiving a plurality of the votes cast will be elected directors. Abstentions and broker non-votes will not affect the outcome of the election.

The Board of Directors of the Company deems the election of the eight nominees listed above as directors to be in the best interest of the Company and its stockholders and recommends a vote “FOR” their election.

PROPOSAL II:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as independent auditors for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has served as the Company’s independent auditors since 1994.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions. Although it is not required to do so, the Audit Committee is submitting the selection of independent auditors for ratification at the meeting. If this selection is not ratified, the Audit Committee will reconsider its choice.

Fees Billed For Services Rendered By Independent Auditors

The following table discloses the fees that PricewaterhouseCoopers LLP billed the Company for professional services rendered in each of the last two fiscal years:

	Fees of Auditors

Type of Fee	2003		2002

Audit Fees (1)	$454,000		$200,890
Audit Related Fees (2)	42,700		5,000
Tax Fees	1,200	(3)	22,175	(4)
All Other Fees	—		—

(1)
Consisted of fees billed by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company’s annual financial statements and reviews of the Company’s quarterly interim financial statements, totaling approximately $189,000 in 2003 and approximately $156,000 in 2002; (ii) the audit of the annual financial statements of PSMA Development Company LLC, 50% which the Company is responsible for, totaling an expense to the Company of approximately $16,500 in 2003 and $17,050 in 2002; (iii) services performed by PricewaterhouseCoopers LLP in connection with the Company’s public offering of Common Stock in November 2003, including the issuance of comfort letters and consents, totaling approximately $248,500 in 2003; and (iv) the audit of certain accounts according to the terms of the Company’s grant from the National Institute of Health (the “Grant Audit”), which totaled approximately $27,500 in 2002. PricewaterhouseCoopers LLP has not yet completed its work on the 2003 Grant Audit and therefore PricewaterhouseCoopers’ fees for such work have not been finally determined. The Company expects that the fees incurred in connection with the 2003 Grant Audit will be comparable to the fees incurred in the 2002 Grant Audit.

(2)	Consisted of fees billed by PricewaterhouseCoopers LLP for accounting advice, including internal control reviews and consultations concerning financial accounting and reporting standards.
(3)
Consisted of fees billed by PricewaterhouseCoopers LLP for tax-related services. PricewaterhouseCoopers LLP has not yet completed its work on the Company’s and PSMA Development Company LLC’s tax returns for the fiscal year ended December 31, 2003. The Company expects tax-related fees for 2003 will be comparable to the fees incurred in 2002.

(4)
Consisted of fees billed by PricewaterhouseCoopers LLP for (i) tax return preparation and other tax-related services totaling $16,753 and (ii) tax return preparation for PSMA Development Company LLC, 50% of which the Company is responsible for, totaling an expense to the Company of $5,422.

Pre-approval of Audit and Permitted Non-Audit Services by the Audit Committee

As part of its duties, the Audit Committee is required to pre-approve audit and permitted non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. On or around January of every year, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee.

Voting

A majority of the votes cast (excluding abstentions and broker non-votes) at the meeting in person or by proxy is necessary for ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company.

The Board of Directors of the Company deems the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company to be in the best interest of the Company and its stockholders and recommends that holders of Common Stock vote FOR Proposal II.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth certain information, as of March 31, 2004, except as noted, regarding the beneficial ownership of the Common Stock by (i) each person or group known to the Company to be the beneficial owner of more than 5% of the Common Stock outstanding, (ii) each director of the Company, (iii) each executive officer of the Company named below and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

	Shares Beneficially Owned (2)

Name and Address of Beneficial Owner (1)	Number	Percent

Entities affiliated with Tudor Investment Corporation (3)	2,342,388	14.1%
1275 King Street
Greenwich, CT 06831
Paul Tudor Jones, II (4)	2,888,513	17.4%
1275 King Street
Greenwich, CT 06831
Entities affiliated with Arnold H. Snider and Deerfield Capital, L.P. (5)	1,526,140	9.2%
450 Lexington Avenue
New York, NY 10017
Entities affiliated with Joseph Edelman (6)	1,100,686	6.6%
c/o First New York Securities, LLC
850 Third Avenue, Eighth Floor
New York, NY 10022
Paul J. Maddon, M.D., Ph.D. (7)	1,756,471	9.9%
Ronald J. Prentki (8)	482,845	2.8%
Charles A. Baker (9)	73,481	*
Kurt W. Briner (10)	105,000	*
Mark F. Dalton (11)	2,481,888	14.9%
Stephen P. Goff, Ph.D. (12)	121,000	*
Paul F. Jacobson (13)	243,100	1.5%
David A. Scheinberg, M.D., Ph.D. (14)	159,188	*
Robert J. Israel, M.D. (15)	192,863	1.1%
Robert A. McKinney (16)	138,183	*
Philip K. Yachmetz (17)	50,647	*
All directors and executive officers as a group (18)	5,811,052	30.4%

*	Less than one percent.
(1)	Unless otherwise specified, the address of each beneficial owner is c/o the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591.
(2)
Except as indicated and pursuant to applicable community property laws, each stockholder possesses sole voting and investment power with respect to the shares of Common Stock listed. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options to the extent indicated in the footnotes in this table. Shares issuable upon exercise of these options are deemed outstanding for computing the percentage of beneficial ownership of the person holding the options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(3)
The number of shares owned by entities affiliated with Tudor Investment Corporation (TIC) consists of 1,820,068 shares held of record by The Tudor BVI Portfolio Ltd., a company organized under the law of

(footnotes continued on next page)

(footnotes continued from previous page)

the Cayman Islands (Tudor BVI), 287,813 shares held of record by TIC, 193,126 shares held of record by Tudor Arbitrage Partners L.P. (TAP), 25,981 shares held of record by Tudor Proprietary Trading, L.L.C. (TPT), and 15,400 shares held of record by Tudor Global Trading LLC (TGT). In addition, because TIC provides investment advisory services to Tudor BVI, it may be deemed to beneficially own the shares held by such entity. TIC disclaims beneficial ownership of such shares. TGT is the general partner of TAP. Tudor Group Holdings LLC (TGH) is the sole member of TGT and indirectly holds all of the membership interests of TPT. TGH is also the sole limited partner of TAP. TGH expressly disclaims beneficial ownership of the shares beneficially owned by each of such entities. TGT disclaims beneficial ownership of shares held by TAP. The number set forth does not include shares owned of record by Mr. Jones and Mr. Dalton. See Notes 4 and 11.

(4)
Includes 2,342,388 shares beneficially owned by entities affiliated with TIC. Mr. Jones is the Chairman and indirect principal equity owner of TIC, TPT and TGT, and the indirect principal equity owner of TAP. Mr. Jones may be deemed to be the beneficial owner of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC. Mr. Jones disclaims beneficial ownership of such shares. See Note 3.

(5)
Based on a Schedule 13G/A dated February 12, 2004, the number of shares owned by entities affiliated with Arnold H. Snider and Deerfield Capital, L.P. includes 778,331 shares held of record by Deerfield Capital, L.P. and Deerfield Partners, L.P., each a Delaware limited partnership, and 747,809 shares held of record by Deerfield Management Company, L.P., a New York limited partnership, and Deerfield International Limited, a British Virgin Islands corporation.

(6)
Based on a Schedule 13G dated February 6, 2004, the number of shares owned by entities affiliated with Joseph Edelman consists of 988,116 shares held by Perceptive Life Sciences Master Fund Ltd., a company organized under the law of the Cayman Islands, of which the investment manager is Perceptive Advisors LLC, a Delaware limited liability company, of which Mr. Edelman is the managing member, and 112,570 shares held in an account of First New York Trading, LLC, of which Mr. Edelman has sole voting and dispositive power.

(7)
Includes 1,111,650 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004. Includes 79,467 shares transferred by Dr. Maddon to his spouse pursuant to a pre-nuptial agreement. Dr. Maddon disclaims beneficial ownership of such shares. Dr. Maddon anticipates that he will make additional transfers to his spouse in the future pursuant to his pre-nuptial agreement.

(8)	Includes 465,800 shares issuable upon exercise of options held by Mr. Prentki exercisable within 60 days of March 31, 2004.
(9)	Includes 18,481 shares owned by the Baker Family Limited Partnership and 55,000 shares issuable upon exercise of options held by Mr. Baker and exercisable within 60 days of March 31, 2004.
(10)	Includes 105,000 shares issuable upon exercise of options held by Mr. Briner exercisable within 60 days of March 31, 2004.
(11)
Includes 68,000 shares held of record directly by Mr. Dalton, 55,000 shares issuable upon exercise of options held by Mr. Dalton exercisable within 60 days of March 31, 2004 and 16,500 shares held of record by DF Partners, a family partnership of which Mr. Dalton is the managing general partner with a 5% interest. The remaining 95% partnership interest is held by certain family trusts. As to such 95% interest, Mr. Dalton disclaims beneficial interest. The number set forth includes 2,342,388 shares beneficially owned by entities affiliated with TIC. Mr. Dalton is President of TIC, TGH, TGT and TPT. Mr. Dalton disclaims beneficial ownership of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC. See Note 3.

(12)	Includes 87,500 shares issuable upon exercise of options held by Dr. Goff exercisable within 60 days of March 31, 2004.
(13)	Includes 55,000 shares issuable upon exercise of options held by Mr. Jacobson exercisable within 60 days of March 31, 2004.
(14)	Includes 143,750 shares issuable upon exercise of options held by Dr. Scheinberg exercisable within 60 days of March 31, 2004.
(15)	Includes 183,750 shares issuable upon exercise of options held by Dr. Israel exercisable within 60 days of March 31, 2004.
(16)	Includes 138,183 shares issuable upon exercise of options held by Mr. McKinney exercisable within 60 days of March 31, 2004 and 16,933 shares held by Mr. McKinney’s spouse.

(footnotes continued from previous page)

(17)	Includes 42,750 shares issuable upon exercise of options held by Mr. Yachmetz exercisable within 60 days of March 31, 2004.
(18)
Includes shares held by affiliated entities as set forth in the above table and 2,443,383 shares in the aggregate issuable upon the exercise of stock options exercisable within 60 days of March 31, 2004 held by executive officers or directors or entities deemed affiliates of certain directors.

Sales of Stock by Insiders

The Company has established stock sale guidelines governing the way in which shares of Common Stock that may be sold by persons who may be considered insiders (directors, executive officers and certain key employees who may be designated by the Company from time to time). From time to time, such insiders will engage in sales of Common Stock in accordance with these guidelines. These sales may be accomplished pursuant to SEC Rule 144 during the Company’s scheduled insider trading window periods or pursuant to pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act.

Rule 10b5-1 allows persons who may be considered insiders to establish written pre-arranged stock trading plans when they do not have material, non-public information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. Implementation of these plans seeks to avoid concerns about executing stock transactions when insiders may subsequently be in possession of material, non-public information. Pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 also permit the Company’s insiders to gradually diversify their investment portfolios and may minimize the market impact of stock trades by spreading them over an extended period of time.

Two of the Company’s directors, Mr. Baker and Dr. Scheinberg, and two of the Company’s executive officers, Mr. McKinney and Dr. Israel, entered into Rule 10b5-1 plans for the sale of shares of Common Stock to be acquired upon the exercise of vested stock options scheduled to expire. As of March 31, 2004, Mr. Baker, Dr. Scheinberg and Mr. McKinney have sold all of the shares covered by such plans. In addition, the Company expects that most of its insiders will, from time to time, enter into pre-arranged stock trading plans adopted in accordance with Rule 10b5-1.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table sets forth information regarding the aggregate compensation paid by the Company for the three fiscal years ended December 31, 2003 to the Company’s Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “named executive officers”):

		Annual Compensation (1)
	Fiscal				Stock Option
Name and Principal Position	Year	Salary	Bonus		Grants	Other (2)

Paul J. Maddon, M.D., Ph.D.	2003	$499,859	$200,000	(3)	225,000 shares	$13,729
Chairman of the Board, Chief	2002	473,800	110,000		108,000 shares	12,729
Executive Officer and	2001	460,000	110,000		—	12,229
Chief Science Officer

Ronald J. Prentki	2003	$345,000	$150,000	(3)	—	$24,582
President	2002	326,510	100,000		—	11,000
	2001	317,000	250,000		325,000 shares	10,500

Robert A. McKinney	2003	$174,000	$50,000		25,000 shares	$19,194
Vice President, Finance and	2002	166,350	40,000		25,000 shares	11,900
Operations and Treasurer	2001	156,200	40,000		25,000 shares	11,600

Philip K. Yachmetz	2003	$218,000	$60,000		25,000 shares	$16,463
Vice President, General Counsel	2002	207,675	50,000		35,000 shares	11,000
and Secretary	2001	195,000	45,000		10,000 shares	58,400

Robert J. Israel, M.D.	2003	$278,000	$75,000	(3)	35,000 shares	$45,694	(4)
Senior Vice President,	2002	252,800	75,000		35,000 shares	35,198	(4)
Medical Affairs	2001	238,500	60,000		25,000 shares	36,098	(4)

(1)
Annual compensation consists of base salary and bonus. As to each individual named, the aggregate amounts of all perquisites and other personal benefits, securities and property not included in the summary compensation table above or described below do not exceed the lesser of $50,000 or 10% of the annual compensation.

(2)
“Other compensation” consisted of matching contributions made by the Company under a defined contribution plan available to substantially all employees and amounts to pay the after-tax cost of premiums on life insurance and long-term disability policies. As to Mr. Yachmetz, compensation for 2001 also includes a special bonus paid pursuant to his offer of employment to cover certain expenditures by Mr. Yachmetz and an associated tax gross-up.

(3)	Payment of $25,000 of Dr. Maddon’s bonus, $25,000 of Mr. Prentki’s bonus and $50,000 of Dr. Israel’s bonus is subject to vesting.
(4)	Includes $23,963 forgiven under a Company loan in 2001, $23,298 in 2002, and $22,098 in 2003. See “— Indebtedness of Management.”

Stock Option Grants in the Fiscal Year Ended December 31, 2003

The following table sets forth certain information relating to stock option grants to the named executive officers during the fiscal year ended December 31, 2003. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

	Number of Shares Underlying Options Granted		Percent of Total Option Shares Granted to Employees(1)	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name						5%	10%

Paul J. Maddon, M.D., Ph.D.	4,446		*	$6.66	07/01/2003	$740	$1,481
	13,319		*	$4.41	10/01/2003	$1,468	$2,937
	1,659		*	$15.06	01/01/2004	$625	$1,249
	1,566		*	$16.18	04/01/2004	$634	$1,267
	225,00	(2)	22.9%	$15.06	06/30/2012	$2,131,009	$5,400,396

Ronald J. Prentki	6,991		*	$6.66	07/01/2003	$1,164	$2,328
	4,889		*	$4.41	10/01/2003	$539	$1,078
	1,431		*	$15.06	01/01/2004	$539	$1,078
	1,332		*	$16.18	04/01/2004	$539	$1,078

Robert A. McKinney	3,134		*	$6.66	07/01/2003	$522	$1,044
	2,465		*	$4.41	10/01/2003	$272	$544
	722		*	$15.06	01/01/2004	$272	$544
	671		*	$16.18	04/01/2004	$271	$543
	25,000	(3)	2.5%	$15.06	06/30/2012	$236,779	$600,044

Philip K. Yachmetz	3,922		*	$6.66	07/01/2003	$653	$1,306
	3,089		*	$4.41	10/01/2003	$340	$681
	904		*	$15.06	01/01/2004	$340	$681
	841		*	$16.18	04/01/2004	$340	$681
	25,000	(3)	2.5%	$15.06	06/30/2012	$236,779	$600,044

Robert J. Israel, M.D.	5,424		*	$6.66	07/01/2003	$903	$1,806
	3,941		*	$4.41	10/01/2003	$434	$869
	1,154		*	$15.06	01/01/2004	$434	$869
	1,073		*	$16.18	04/01/2004	$434	$868
	35,000	(3)	3.6%	$15.06	06/30/2012	$270,519	$840,062

*	Less than one percent.
(1)
The Company’s employees were granted options during the 2003 fiscal year with respect to a total of 1,281,637 shares: 299,437 shares from the Company’s Employee Stock Purchase Plan and Non-Qualified Employee Stock Purchase Plan and 982,200 shares from the Company’s Amended 1996 Stock Incentive Plan.

(2)
Consists of one option with respect to 112,500 shares that will become exercisable on May 29, 2013, subject to acceleration upon the achievement of certain clinical, financial and operational milestones, and one option with respect to 112,500 shares that will become exercisable in equal annual amounts over a four year period following the date of grant.

(3)	Granted options become exercisable in equal annual amounts over a four year period following the date of grant.

Options set forth in the table above that expired in 2003 or 2004 were all granted under the Company’s Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan (collectively, the “Plans”). The amounts set forth on the table above under the heading “Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term” are assumed in accordance with SEC rules. The actual value realized for options granted in 2003 under the Plans was: $212,965 by Dr. Maddon; $126,319 by Mr. Prentki; $60,469 by Mr. McKinney; $75,827 by Mr. Yachmetz; and $99,827 by Dr. Israel.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information for each of the named executive officers regarding option exercises during the fiscal year ended December 31, 2003 and the number and value of unexercised options held as of December 31, 2003:

	Exercises During the Fiscal Year		Number of Shares Underlying Unexercised Options		Value of Unexercised In-the-Money Options (1)

Name	Acquired	Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul J. Maddon, M.D., Ph.D.	30,894	$212,965	1,111,650	196,125	$10,581,574	$836,685
Ronald J. Prentki	20,928	126,319	427,658	162,142	2,840,416	732,262
Robert A. McKinney	10,208	60,469	118,750	68,750	1,175,588	382,038
Philip K. Yachmetz	12,932	75,827	42,750	77,250	57,488	164,250
Robert J. Israel, M.D.	16,371	99,827	178,750	86,250	2,046,463	272,200

(1)	Based on a closing price of $18.86 on December 31, 2003 on the Nasdaq National Market.
(2)	Based on closing prices on the Nasdaq National Market on the respective dates of exercise for retained shares and on the resale prices for shares immediately resold.

Employment Agreements

Paul J. Maddon, M.D., Ph.D.

On December 31, 2003, the Company entered into an employment agreement with Paul J. Maddon, M.D., Ph.D. pursuant to which Dr. Maddon is to serve as Chief Executive Officer, Chief Science Officer and, unless and until such time as a non-executive Chairman is elected, Chairman. The agreement provides for Dr. Maddon to receive an initial annual salary of $499,859 for 2003, which will increase at a rate of not less than 3% per year, and a discretionary bonus in an amount to be determined by the Board of Directors. The initial term of the agreement expires on July 1, 2005, and will be extended to July 1, 2007 absent 90-day notice of non-extension by either party.

In June 2003, the Company granted Dr. Maddon two ten-year options, each to purchase 112,500 shares of Common Stock each at an exercise price of $15.06 per share. The first grant vests in equal portions on June 30 of each of 2004, 2005, 2006 and 2007. The second grant will vest on May 29, 2013, subject to acceleration upon the achievement of certain clinical, financial and operational milestones. Under the agreement, Dr. Maddon will receive an additional grant of options to purchase at least 75,000 shares of Common Stock on June 30, 2004.

The agreement provides that, upon termination by the Company without cause (as defined in the agreement) or by Dr. Maddon for good reason (as defined in the agreement, which includes Dr. Maddon’s failure to be a director of the Company other than by reason of his resignation), the Company will pay to Dr. Maddon a lump sum equal to two times the sum of Dr. Maddon’s annual salary and average bonus (as defined in the agreement), the Company will continue for two years to provide Dr. Maddon benefits and the options referred to above will become fully vested and exercisable. Upon termination by the Company without cause or by Dr. Maddon for good reason within two years following a change in control (as defined in the agreement), or upon termination by the Company without cause within three months preceding a change in control, the Company will pay to Dr. Maddon a lump sum equal to three times the sum of Dr. Maddon’s salary and average bonus, the Company will continue for three years to provide Dr. Maddon benefits and the options referred to above will become fully vested and exercisable. In the event that any payment under the agreement constitutes an excess parachute payment under Section 280G of the U.S. Internal Revenue Code, Dr. Maddon will be entitled to additional gross-up payments such that the net amount retained by Dr. Maddon after deduction of any excise taxes and all other taxes on the gross-up payments will be equal to the net amount that would have been retained from the initial payments under the agreement.

Ronald J. Prentki

The Company, on May 16, 2001, entered into an employment agreement with Ronald J. Prentki pursuant to which Mr. Prentki serves as President of the Company. The agreement requires the Company to pay Mr. Prentki salary at an initial annual rate of $317,000, subject to annual review and increase by the Company’s Board of Directors or a committee thereof. While the initial term of the agreement expired on March 31, 2004, the agreement is subject to automatic annual extensions absent 180-day notice of non-extension by either party. Because neither the Company nor Mr. Prentki provided notice of termination, the term of the agreement was extended until March 31, 2005.

The agreement provides that, upon termination by the Company without cause (as defined in the agreement) or by Mr. Prentki for good reason (as defined in the agreement), the Company will continue for one year to pay Mr. Prentki’s annual salary and benefits and a bonus based on the bonus paid to Mr. Prentki in the year prior to such termination. Under the agreement, the Company granted to Mr. Prentki two stock options. The first grant was a ten-year option to purchase 225,000 shares of Common Stock at an exercise price of $14.06 per share, such option vesting in equal portions in six-month increments over the term of the agreement. The second grant was a ten-year option to purchase 100,000 shares of Common Stock at an exercise price of $14.06 per share, which shall vest on May 16, 2010 subject to accelerated vesting on the achievement of certain valuation-based milestones for the Company.

Robert J. Israel, M.D.

The Company has in effect an employment arrangement with Robert J. Israel, M.D. pursuant to which Dr. Israel serves as Senior Vice President, Medical Affairs of the Company at an annual salary in 2003 of $278,000 and is entitled to nine months’ salary if his employment is terminated by the Company without cause.

Each of the employment agreements of Dr. Maddon, Mr. Prentki and Dr. Israel contain certain restrictive covenants for the benefit of the Company relating to non-disclosure by the executives of the Company’s confidential business information, the Company’s right to inventions and intellectual property, non-solicitation of the Company’s employees and customers and non-competition by the executives with the Company’s business.

Indebtedness of Management

On February 16, 2000, the Company entered into an agreement to provide Dr. Israel with a loan of up to $100,000 to assist in the purchase of a home closer to the Company’s principal place of business. The loan is evidenced by a promissory note bearing interest at the rate of 6% per year and calling for $10,000 principal payments on June 30 and December 31 of each year. Under the agreement with Dr. Israel, principal and interest under the promissory note will be forgiven and treated as additional compensation if Dr. Israel is an employee of the Company when such amounts become due. At March 31, 2004, $100,000 had been extended under the loan agreement and $93,855 had been forgiven.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Pharmaceutical Index, assuming an investment of $100 on December 31, 1998 in each of the Company’s Common Stock, the stocks comprising the Nasdaq Stock Market (U.S.) Index and the stocks comprising the Nasdaq Pharmaceutical Index.

CERTAIN TRANSACTIONS

The Company has entered into indemnification agreements with each of the directors and executive officers. These agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law for certain liabilities to which they may become subject as a result of their affiliation with the Company.

On July 1, 2001 and September 1, 2001, the Company contracted with the Albert Einstein College of Medicine of Yeshiva University to perform certain specified research services relating to identified research and development projects of the Company. The contracts provide that the required research will be performed by a Albert Einstein research center laboratory headed by Tatjana Dragic, Ph.D., who is the spouse of the Company’s Chairman of the Board, Chief Executive Officer and Chief Science Officer. In 2003, the Company paid Albert Einstein College of Medicine $97,724 for their services. In addition, the Company employs two research scientists at an aggregate cost of approximately $147,846 and who are assigned to Dr. Dragic’s laboratory to assist with research being performed on behalf of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to the Company with respect to the last fiscal year, the Company believes that each of the persons required to file such reports is in compliance with all applicable filing requirements, except for the following: Dr. Maddon, Mr. Prentki, Mr. Yachmetz and Mr. McKinney each filed a late Form 4, relating to one transaction each, due to an administrative oversight on the part of the Company; Mr. Briner, Mr. Dalton and Dr. Goff each filed two late Form 4’s, relating to a total of three transactions each, and Mr. Baker and Dr. Scheinberg filed two late Form 4’s relating to a total of four transactions each, due to the Company’s adjustment to the two-day filing requirement for Form 4 and an administrative oversight. In addition, due to non-timely reporting to the Company of transactions by his broker, Dr. Scheinberg filed two additional late Form 4’s relating to a total of three transactions under his 10b5-1 plan, as described under “Information Regarding Beneficial Ownership of Common Stock by Certain Stockholders and Management — Sales of Stock by Insiders.” In light of the quantity of late filings, the Company has instituted new policies and procedures which are designed to ensure compliance with Section 16 reporting requirements and the Company is continuing to monitor effectiveness of these procedures.

FORM 10-K

Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 by directing written requests to Investor Relations, Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

STOCKHOLDER PROPOSALS

The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company’s Annual Meeting. For a proposal to be considered for inclusion in next year’s proxy statement, it must be submitted in writing to the Corporate Secretary of the Company no later than December 16, 2004. If the Company receives notice after March 1, 2005 of a stockholder’s intent to present a proposal at the Company’s 2005 Annual Meeting, the Company will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company’s proxy materials.

HOUSEHOLDING

The Company has adopted the process called “householding” for mailing the annual report and proxy statement in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the annual report and proxy statement, unless the Company receives contrary instructions from any stockholder at that address. The Company will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may contact us by writing or calling the Company c/o the Corporate Secretary at the Company’s corporate headquarters or by checking “No” on the accompanying form of proxy under the caption “Householding Election” or by transmitting your election telephonically or via the Internet, as described on the form of proxy. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

If you are a beneficial owner, you can request additional copies of the proxy statement and annual report or you can request householding by notifying your broker, bank or nominee.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters as recommended by the Board of Directors.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

By order of the Board of Directors

PHILIP K. YACHMETZ
Vice President, General Counsel and Secretary

Tarrytown, New York
April 15, 2004

ANNEX A

PROGENICS PHARMACEUTICALS, INC.
(the “COMPANY”)

AUDIT COMMITTEE CHARTER
Adopted March 24, 2004

1.	Purpose

The Audit Committee (the “Committee”) is created by the Board of Directors (the “Board”) of the Company to:

(A)
assist in Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s procedures and processes for compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors; and

(B)	prepare the required reports pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the finance department are responsible for applying and maintaining appropriate accounting and financial reporting principles, policies and internal controls and procedures to meet the objective of compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a complete, accurate and timely audit of the Company’s annual financial statements and review of the Company’s quarterly Form 10-Q financial statements prior to the filing of such quarterly report and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors for the Company are accountable to the Board and the Committee, as representatives of the stockholders. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditors regarding financial reporting). The Committee has the authority and responsibility to appoint (subject to stockholder ratification), retain, oversee and terminate the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee.

The independent auditors shall submit to the Committee annually a formal written statement (the “Auditors’ Statement”) describing: (i) the auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (iii) in order to assess the auditors’ independence all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1. The independent auditors shall also submit to the Committee annually a formal written statement of the fees billed for audit-related services, tax services and other services.

2.	Composition of the Committee

The Committee shall be comprised of at least three directors, each of whom (i) shall meet the independence requirements of the rules of the Nasdaq Stock Market, Inc., (ii) does not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an affiliated person of the Company as defined by the Securities and Exchange Commission (the “SEC”). All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; such individual may also be an “audit committee financial expert” as defined by the SEC.

Committee members shall be appointed by the Board annually and may be removed by the Board at any time. The Board shall designate the chairperson of the Committee. In the event of a tie vote on any issue, the Chairperson’s vote shall decide the issue.

3.	Meetings of the Committee

The Committee shall meet in person or telephonically at least quarterly and, in addition, at the discretion of Chairperson or upon the request of a majority of the members, or upon unanimous written consent as determined by the Committee or its Chairperson. The Chairperson shall set meeting agendas. In addition, the Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately periodically with management, including those responsible for finance, control, and legal matters and the independent auditors to discuss any matters (such as the adequacy and proper, timely functioning of the Company’s control, reporting and compliance systems or procedures) that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

4.	Duties and Powers of the Committee

To carry out its purposes, the Committee shall have the following duties and powers:

A.	With respect to the independent auditors:

1.	to appoint (subject to stockholder ratification), retain, oversee and terminate the independent auditors including sole authority to approve all audit engagement fees and terms;

2.
to pre-approve all audit-related services, tax services and other permitted services to be provided by the independent auditors, which approval process shall include consideration of whether such non-audit services are compatible with maintaining the independence of the outside auditors;

3.
to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

4.
to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments for policies and practices related to material items within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

5.	to review and evaluate the qualifications, performance and independence of the lead partner or partners of the independent auditors;

6.	to discuss the timing and process for the rotation of the lead audit partner and the reviewing partner, which must occur every five years;

7.	to take into account the opinions of management in assessing the independent auditors’ qualifications, performance and independence; and

8.	to instruct the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the stockholders.

B.	With respect to financial reporting principles and policies:

1.
to advise management and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices, including new developments, policies, or requirements applicable to the Company;

2.
to consider any reports or communications (and management’s responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

(a)	deficiencies noted in the audit in the design or operation of internal controls;

(b)	consideration of fraud in a financial statement audit or otherwise;

(c)	detection of illegal acts;

(d)	the independent auditors’ responsibility under generally accepted auditing standards;

(e)	any restriction on audit scope;

(f)	significant accounting policies adopted or employed;

(g)	any communications discussed with the independent auditors’ national office respecting auditing or accounting issues presented by the engagement;

(h)	management judgments and accounting estimates;

(i)	any accounting adjustments arising from the audit that were noted or proposed by the independent auditors but were passed (as immaterial or otherwise);

(j)	the responsibility of the independent auditors for other information in documents containing audited financial statements;

(k)	disagreements with management;

(l)	consultation by management with other accountants;

(m)	major issues discussed with management prior to retention of the independent auditors;

(n)	difficulties encountered with management in performing the audit;

(o)	the independent auditors’ judgments about the quality of the Company’s accounting principles; and

(p)	reviews of interim financial information conducted by the independent auditors.

3.	to meet with management and the independent auditors:

(a)
review all related party transactions that would be required to be disclosed in the Company’s annual proxy statement for potential conflict of interest situations and, on an ongoing basis, approve such transactions;

(b)	to discuss the scope of the annual audit;

(c)
to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

(d)
to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Company’s financial statements;

(e)
to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

(f)	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

(g)	to review the form of opinion the independent auditors propose to render to the Board and stockholders; and

(h)
to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(i)	to review the management and general counsel representation letters to the independent auditors;

4.
to inquire of the Company’s Chairperson & Chief Executive Officer, President, Vice President, Finance, Vice President & General Counsel, Director, Finance and any others it may select as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees;

5.
to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

6.
to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

7.
to review and discuss with the Company’s Vice President & General Counsel, Chairperson & Chief Executive Officer and Vice President, Finance any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies and any letters received from outside law firms discussing such significant legal issues, threatened or otherwise;

8.	to review and discuss earnings press releases prior to being made public;

9.
to discuss the types of financial information and earnings guidance provided, if any, and the types of presentations made, to security analysts, portfolio managers, investment bankers (unless an appropriate confidentiality agreement is in effect) and debt rating agencies;

10.
to establish a “Whistleblower” policy and procedures and ensure the implementation of such procedures for the receipt, retention and treatment of complaints or suggestions received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns or complaints regarding questionable accounting or auditing matters and to review any significant complaints or suggestions regarding material accounting, internal accounting controls or auditing matters received pursuant to such procedures; and

11.
to establish hiring policies for employees or former employees of the independent auditors, which policies shall provide that no former employee of the independent auditors may become the chief executive officer, controller, chief financial officer or chief accounting officer (or serve in a similar capacity) if such person participated in any capacity in the Company’s audit within the one-year period preceding the date of initiation of the audit.

D.	With respect to reporting and recommendations,

1.	to prepare any report or other disclosure, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

2.	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board;

3.	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

4.
to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter and which evaluation shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

5.	Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to the Chairperson of the Committee or a subcommittee of the Committee, provided, however, that the Committee shall retain final review and approval authority in all such matters so delegated. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or permitted non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee for ratification at its next scheduled meeting.

6.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. The Committee shall notify the Board of any such action.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PROGENICS PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Progenics Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PROGN1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

PROGENICS PHARMACEUTICALS, INC.
Vote On Directors
1.	ELECTION OF DIRECTORS:
	NOMINEES:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee's number on the line below.
	01)	Paul. J. Maddon, M.D., Ph.D.
	02)	Ronald J. Prentki
	03)	Charles A. Baker
	04)	Kurt W. Briner
	05)	Mark F. Dalton
	06)	Stephen P. Goff, Ph.D.
	07)	Paul F. Jacobson
	08)	David A. Scheinberg, M.D., Ph.D.

	Vote On Proposals	For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2004.

3.	Authority to vote in their discretion on such other business as may properly come before the meeting.

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this and write them on the back where indicated
	Yes	No
Please indicate if you plan to attend this meeting

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROGENICS PHARMACEUTICALS, INC.

777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NEW YORK 10591

ANNUAL MEETING OF STOCKHOLDERS MAY 25, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul J. Maddon, M.D., Ph.D., Ronald J. Prentki and Philip K. Yachmetz,and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Progenics Pharmaceuticals, Inc. held of record by the undersigned on April 9, 2004 at the Annual Meeting of Stockholders to be held on May 25, 2004 or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named on the reverse side.

Address Changes/Comments: _______________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________
                                                   (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PROGENICS PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Progenics Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PROGN3	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

PROGENICS PHARMACEUTICALS, INC.
Vote On Directors
1.	ELECTION OF DIRECTORS:
	NOMINEES:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee's number on the line below.
	01)	Paul. J. Maddon, M.D., Ph.D.
	02)	Ronald J. Prentki
	03)	Charles A. Baker
	04)	Kurt W. Briner
	05)	Mark F. Dalton
	06)	Stephen P. Goff, Ph.D.
	07)	Paul F. Jacobson
	08)	David A. Scheinberg, M.D., Ph.D.

	Vote On Proposals	For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2004.

3.	Authority to vote in their discretion on such other business as may properly come before the meeting.

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this and write them on the back where indicated
	Yes	No
Please indicate if you plan to attend this meeting

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROGENICS PHARMACEUTICALS, INC.

777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NEW YORK 10591

ANNUAL MEETING OF STOCKHOLDERS MAY 25, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul J. Maddon, M.D., Ph.D., Ronald J. Prentki and Philip K. Yachmetz,and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Progenics Pharmaceuticals, Inc. held of record by the undersigned on April 9, 2004 at the Annual Meeting of Stockholders to be held on May 25, 2004 or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named on the reverse side.

Address Changes/Comments: _______________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________
                                                   (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)